Exhibit 4.7

SHARE SUBSCRIPTION AND WARRANT PURCHASE AGREEMENT

Dated September 2, 2021

among

Mercurity Fintech Holding Inc.

and

The Purchasers Listed on Schedule A Attached Hereto

SHARE SUBSCRIPTION AND WARRANT PURCHASE AGREEMENT

THIS SHARE SUBSCRIPTION AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated September 2, 2021, is entered into by and among (i) Mercurity Fintech Holding Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) each of the Persons whose name is set forth in Schedule A attached hereto (the “Purchasers” and each a “Purchaser”).

RECITALS

WHEREAS, the Purchasers desire to subscribe for and purchase, and the Company desires to issue and sell, certain number of Ordinary Shares (as defined below) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Purchasers desire to subscribe for and purchase, and the Company desires to issue and sell, the Warrants (as defined below), in the form attached hereto as Exhibit A, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I

DEFINITION AND INTERPRETATION

Section 1.01Definition, Interpretation and Rules of Construction

(a)As used in this Agreement, the following terms have the following meanings:

“ADSs” means the American depositary shares of the Company, each representing 360 Ordinary Shares as of the date hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong, Macau SAR and Taiwan), or Hong Kong are required or authorized by law or executive order to be closed.

“Company Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01(a) to 4.01(d).

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in Article III, and collectively, the “Conditions.”

“Control Documents” means all the contracts included as Exhibits 4.2 to 4.5 and 4.13 to 4.16 to the Company’s annual report on Form 20-F for the year ended December 31, 2019 filed with the SEC on June 12, 2020.

“Employee Benefit Plan” means any written plan, program, policy, contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any supranational, national, provincial, state, municipal, local or other government, whether U.S., PRC or otherwise, any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

“Hong Kong” means Hong Kong Special Administration Region of the PRC.

“Material Adverse Effect” with respect to a Party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, business or operations of such Party and its Subsidiaries taken as a whole, or (ii) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder; provided that in determining whether a Material Adverse Effect has occurred under clause (i) above, there shall be excluded any events, facts, circumstances or occurrences relating to or arising in connection with (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such Party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such Party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such Party and its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement; (d) any pandemic (including the COVID-19 pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance, or (f)in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself; provided further that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Nasdaq” means The Nasdaq Stock Market.

“Ordinary Shares” means the ordinary shares, par value US$0.00001 per share, in the share capital of the Company.

“Parties” means, collectively, the Company and the Purchasers. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchaser Fundamental Warranties” means any representations and warranties of the Purchasers contained in Section 4.02(a) to Section 4.02(c) and Section 4.02(g).

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subsidiary” of a Party means any organization or entity, whether incorporated or unincorporated, which is controlled by such Party and, for the avoidance of doubt, the Subsidiaries of a Party shall include any variable interest entity over which such Party or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Party in accordance with generally accepted accounting principles applicable to such Party and any Subsidiaries of such variable interest entity.

“Subject Securities” means, collectively, the Subscription Shares and the Warrants.

“Transaction Agreements” means, collectively, this Agreement, the Warrants and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Warrants” means the warrants and any replacement warrants to purchase Ordinary Shares of the Company at the exercise price per Ordinary Share provided therein to be issued by the Company to the Purchasers on the Closing Date in the form attached hereto as Exhibit A.

(b)Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Bankruptcy and Equity Exception	Section 4.01(b)
Closing	Section 2.02(a)
Closing Date	Section 2.02(a)
Company	Preamble
Company Indemnitees	Section 6.01(b)
Confidential Information	Section 7.11(a)
Deductible	Section 6.03(a)
Encumbrances	Section 4.01(d)
HKIAC	Section 7.02
Indemnified Party	Section 6.02(a)
Indemnifying Party	Section 6.02(a)
Losses	Section 6.01(a)
Purchase Price	Section 2.01
Purchaser	Preamble

Purchasers	Preamble
Subscription Shares	Section 2.01
Third Party Claim	Section 6.02(b)
Warrant Shares	Section 4.01(d)

(c)In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii)The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv)Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)The term “$” or “US$” means United States Dollars.

(x)The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi)References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii)A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii)References herein to any gender include the other gender.

(xiv)The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01Purchase and Sale of Securities.

Upon the terms and subject to the conditions of this Agreement and subject to Applicable Laws, at Closing (as defined below), each Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to each Purchaser, the number of Ordinary Shares and Warrants as set forth opposite such Purchaser’s name under the column titled “Subscription Shares” under Schedule A (with respect to such Purchaser, its “Subscription Shares”) and the column titled “Subject Warrants” under Schedule A for an aggregate subscription price as set forth opposite such Purchaser’s name under the column titled “Purchase Price” under Schedule A (with respect to such Purchaser, its “Purchase Price”). The Purchase Price of each Ordinary Share shall be US$0.008750 (the “Per Share Price”).

Section 2.02Closing.

(a)Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), the closing of the sale and purchase of the Subject Securities pursuant to this Section 2.02(a) (the “Closing”) shall take place remotely by electronic means (i) within ten (10) Business Days after the date on which the Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) on any other date as may be agreed by the Purchasers and the Company in writing (the “Closing Date”); provided that the Closing Date shall be no later than September 30, 2021.

(b)Payment and Delivery. At Closing,

(i)each Purchaser shall deliver to the Company:

(1)the Purchase Price in the form of Bitcoin from such Purchaser’s digital wallet into the digital wallet designated in writing by the Company on or prior to the Closing Date, and the number of Bitcoin payable is set forth opposite such Purchaser’s name under the column titled “Number of Cryptocurrency” under Schedule A; and

(2)a copy of the Warrants in the form attached hereto as Exhibit A, duly executed by such Purchaser.

(ii)the Company shall deliver to each Purchaser:

(1)a copy of the duly executed share certificate representing the Subscription Shares registered in the name of such Purchaser (the original copy of which shall be delivered to the Purchasers as soon as practicable following the Closing Date);

(2)an updated certified true copy of the register of members of the Company evidencing the ownership of the Subscription Shares by such Purchaser; and

(3)a copy of the Warrants in the form attached hereto as Exhibit A, duly executed by the Company.

(c)Restrictive Legend. Each certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE SECURITY BY THE HOLDER THEREOF. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.01Conditions to Obligations of All Parties.

(a)No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b)No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchasers. The obligations of each Purchaser to subscribe for, purchase and pay for the Subject Securities as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(a)The Company Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Company contained in

Section 4.01 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to Closing.

Section 3.03 Conditions to Obligations of the Company. The obligations of the Company to issue and sell the Subject Securities to each Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions with respect to such Purchaser, any of which may be waived in writing by the Company in its sole discretion:

(a)The Purchaser Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)Each Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(b)Each Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth in the Company SEC Documents:

(a)Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s Subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(b)Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Purchaser(s), constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(c)Capitalization. The authorized capital stock of the Company is US$250,000 divided into 25,000,000,000 Ordinary Shares with a par value of US$0.00001 each. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right.

(d)Valid Issuance. The Subject Securities have been duly and validly authorized for issuance by the Company. The Ordinary Shares that will be issued upon exercise of the Warrants pursuant to the terms therein (the “Warrant Shares”) and the Subscription Shares, when issued and delivered by the Company to the Purchasers and registered in the register of members of the Company will (i) be duly and validly issued, fully paid and non-assessable, (ii) rank pari passu with, and carry the same rights in all respects as, the other Ordinary Shares then in issue, (iii) be entitled to all dividends and other distributions declared, paid or made thereon, and (iv) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”).

(e)Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f)Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC or the Nasdaq regarding the issuance of the Subject Securities.

g)Compliance with Laws. The Company and each of its Subsidiaries have conducted at any time during the three years prior to the date hereof, their businesses in compliance with all Applicable Laws, except where the failure to be in compliance, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect.

(h)Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company there are no pending or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its Subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.

(i)Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Agreements, each of the Company and its Subsidiaries (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due) and (ii) will have adequate capital and liquidity with which to engage in the their businesses as currently conducted and as described in the Company SEC Documents.

(j)No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

Section 4.02 Representations and Warranties of Each Purchaser. Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

(a)Due Formation. To the extent that such Purchaser is an entity, such Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. Such Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)Authority. In the case of each Purchaser that is not an individual, such Purchaser has full power and authority to enter into, execute and deliver this Agreement and other Transaction Agreements to which it is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by such Purchaser of this Agreement and each other Transaction Agreement to which it is or is to become a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)Valid Agreement. This Agreement has been, and each other Transaction Agreement to which such Purchaser is to become a party will be, duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by such Purchaser will violate any provision of the organizational documents of such Purchaser, if applicable, or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which such Purchaser is subject.

(e)Consents and Approvals. None of the execution and delivery by such Purchaser of this Agreement and the Transaction Agreements to which such Purchaser is to become a Party, nor the consummation by such Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by such Purchaser of this Agreement or any such Transaction Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given at or prior to Closing and except for any filing or notification required to made with the SEC regarding the issuance of the Subject Securities.

(f)Status and Investment Intent.

(i)Experience. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subject Securities. Such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment. Such Purchaser has carefully reviewed all documents relating to the transactions contemplated by this Agreement and has been provided with all other materials that it considers relevant to the transactions contemplated by this Agreement, has had a full opportunity to ask questions of and receive answers from the Company or any person acting on behalf of the Company concerning the terms and conditions of transactions contemplated by this Agreement. In making its decision to invest in the Company, Such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

(ii)Purchase Entirely for Own Account. Such Purchaser is acquiring the Subject Securities pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the Applicable Laws. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(iii)Status. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. Such Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

(g)Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from such Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

(h)Sufficient Funds. Such Purchaser has at its disposal sufficient funding to pay the Purchase Price and consummate the transactions contemplated hereby.

(i)No Additional Representations. Such Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by such Purchaser to the Company in accordance with the terms thereof.

ARTICLE V

COVENANTS AND RIGHTS OF PURCHASERS

Section 5.01 Lock-up. Each Purchaser agrees that it will not, during the period commencing on the date hereof and ending six (6) months after such Purchaser’s Closing Date (the “Lock-Up Period”), (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of such Purchaser’s Purchased Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Purchaser’s Subscription Shares. Each Purchaser further understands that the provisions of this Section 5.01 shall be binding upon such Purchaser’s legal representatives, successors and assigns.

Section 5.02 Distribution Compliance Period. Each Purchaser agrees not to resell, pledge or transfer any of its Subscription Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the forty (40) days following its Closing Date.

Section 5.03 Further Assurances. From the date of this Agreement until a Purchaser’s Closing Date, the Company and such Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby with respect to such Purchaser.

Section 5.04 Reservation of Shares. The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Subscription Shares and the Warrants Shares pursuant to the terms of the Transaction Agreements.

ARTICLE VI

INDEMNIFICATION

Section 6.01Indemnification.

(a)Indemnification by the Company. From and after theClosing Date and subject to Section 6.03, the Company shall indemnify and hold each Purchaser harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, cost and expenses, including but not limited to any investigative, legal and other expenses (collectively, “Losses”) incurred by such Purchaser as a result of or arising out of: (i) breach of any representation or warranty of the Company contained in Section 4.01; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Company contained in this Agreement.

(b)Indemnification by the Purchasers. From and after the Closing Date and subject to Section 6.03, each Purchaser shall indemnify and hold the Company, its Affiliates and their respective directors, officers, agents, successors and assigns (the “Company Indemnitees”) harmless from and against any Losses incurred by any Company Indemnitee as a result of or arising out of: (i) breach of any representation or warranty of such Purchaser contained in Section 4.02; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of such Purchaser contained in this Agreement.

(c)The amount of any and all Losses under this Article VI shall be determined net of any insurance or other indemnification proceeds received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and any increased insurance costs resulting from such claim, including any retroactive or prospective premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies and programs generally applicable from time to time, and only after first applying any available insurance to the portion of a Loss that is not indemnified hereunder.

Section 6.02Procedures Relating to Indemnification.

(a)Any party seeking indemnification under Section 6.01 (an “Indemnified Party”) shall promptly give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement stating in reasonable detail the factual basis of the claim to the extent known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the notice from the Indemnified Party that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. If the Indemnifying Party has disputed a claim for indemnification (including any Third Party Claim), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after delivery of the dispute notice by the Indemnifying Party, such dispute shall be resolved by arbitration pursuant to Section 7.02.

(b)If an Indemnified Party shall receive notice of any claim or demand asserted by a third party (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Article VI, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party

Claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided that that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the Indemnifying Party’s expense. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

Section 6.03LimitationonLiability.Absentfraud,intentional misrepresentation or willful breach:

(a)In no event shall any Indemnified Party be entitled to indemnification for any Losses arising from a claim for indemnification pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) unless and until the aggregate amount of all Losses suffered or incurred by the Indemnified Party thereunder exceeds five percent (5%) of the Purchase Price (in the event the Indemnified Party is a Company Indemnitee) or five percent (5%) of the Purchase Price (in the event the Indemnified Party is a Purchaser), as applicable (the “Deductible”), in which case the Indemnifying Party shall be liable only for Losses in excess of the Deductible.

(b)the maximum aggregate liabilities of the Indemnifying Party in respect of Losses suffered by the Indemnified Parties pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) shall not in any event be greater than the Purchase Price (in the event the Indemnified Party is a Purchaser) or the Purchase Price (in the event the Indemnified Party is a Company Indemnitee), as applicable; and

(c)notwithstanding any other provision contained herein, from and after the Closing, the right to indemnity pursuant to Article VI shall be the sole and exclusive remedy of any of the Indemnified Party for any claims against the Indemnifying Party arising out of or resulting from this Agreement; provided that the Indemnified Party shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 7.12 hereof.

ARTICLE VII

MISCELLANEOUS

Section 7.01Survival of the Representations and Warranties.

(a)All representations and warranties contained in Section 4.01 and Section 4.02 of this Agreement shall survive the Closing until twelve (12) months after the Closing Date.

(b)Notwithstanding anything to the contrary in the foregoing clauses, (i) any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought in accordance with this Agreement prior to such time and (ii) any breach of representation or warranty in respect of which indemnity may be sought that was caused as a result of fraud or intentional misrepresentation shall survive until the latest date permitted by law.

Section 7.02 Governing Law; Arbitration. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than Hong Kong to the rights and duties of the Parties hereunder. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 7.02. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 7.03 No Third Party Beneficiaries. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

Section 7.04 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 7.05 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.06 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between each Purchaser and the Company, without the express written consent of such Purchaser and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 7.07 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with an internationally recognized overnight courier service, or (iv) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Mercurity Fintech Holding Inc.

Address:Yiquanhui, 35 Shangdi East Road, Haidian, Beijing, 100085

Telephone:13466749692

Email:xingyangao@mercurity.com

Attention:Xingyan Gao If to Xuan Ying Co., Ltd:

Address:Longhua Street, Longhua District, Shenzhen City, China

Telephone:15889635898

Email:1142497379@qq.com

Attention:JIE ZHOU If to TEAO TECHNOLOGY CO., LIMITED:

Address:Liutang Yangguang Garden, Baoan District, Shenzhen, China

Telephone:18926005943

Email:sllsw123@gmail.com

Attention:Shanwu Li

If to GUANRUI TECHNOLOGY CO LIMITED:

Address:Haimian Gongguan Baoan District, Shenzhen, China

Telephone:15019216561

Email:286765363@qq.com

Attention:Shiping Peng

Any Party may change its address for purposes of this Section 7.07 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

Section 7.08 Entire Agreement. This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 7.09 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.10 Fees and Expenses. The expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, shall be the responsibility of the Party incurring such expenses.

Section 7.11Confidentiality.

(a)Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 7.11, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b)Notwithstanding any other provisions in this Section 7.11, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to Applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the Applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of Applicable Laws; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Agreement; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 7.12 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.13Termination.

(a)This Agreement shall automatically terminate as between the Company and each Purchaser upon the earliest to occur of:

(i)the written consent of each of the Company and such Purchaser;

(ii)the delivery of written notice to terminate by either the Company or such Purchaser if Closing shall not have occurred by September 30, 2021; provided that such right to terminate this Agreement under this Section 7.13(a)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of Closing to occur on or prior to such date; or

(iii)by the Company or such Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b)Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Sections 7.02, 7.07, 7.11 and

7.16 hereof, which shall survive any termination under this Section 7.13; provided that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 7.14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.16 Public Disclosure. Without limiting any other provision of this Agreement, both the Purchaser and the Company shall consult and agree with each other on the terms and content of a joint press release with respect to the execution of this Agreement and any other Transaction Agreements and the transactions contemplated hereby and thereby and no press release shall be issued by any Party hereto without the prior written consent of the other Parties. Thereafter, neither the Company nor the Purchaser, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary or desirable in order to comply with any law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by Applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party.

Notwithstanding anything to the contrary in this Section 7.16, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other Parties or the transactions contemplated by this Agreement.

Section 7.17 Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 7.18 Adjustment of Share Numbers. If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares referred to in this Agreement, then, in any such event, the numbers and types of shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares of such stock that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Mercurity Fintech Holding Inc.

By:	Zhu Wei
Name:	ZHU WEI

Title:	CO-CEO &Acting CFO

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

TEAO TECHNOLOGY CO., LIMITED

By:	Shanwu Li

Name:	Shanwu Li
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Xuan Ying Co., Ltd

By:	Jie Zhou

Name:	Jie Zhou
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

GUANRUI TECHNOLOGY CO., LIMITED

By:	Shiping Peng

Name:	Shiping Peng
Title:	Director

Schedule I

Schedule of Investors

Investor	Ordinary Shares	Maximum Number of Ordinary Shares Issuable upon Exercise of Warrant	Number of Bitcoins
TEAO TECHNOLOGY CO., LIMITED	190,476,190	190,476,190	35.0810
GUANRUI TECHNOLOGY CO., LIMITED	190,476,190	190,476,190	35.0810
Xuan Ying Co., Ltd.	190,476,190	190,476,190	35.0810
Total	571,428,570	571,428,570	105.2430

Exhibit A

Warrant No.: 1

Date of Issuance: September 2, 2021 (the “Issuance Date”)

WARRANT TO PURCHASE ORDINARY SHARES

OF

MERCURITY FINTECH HOLDING INC.

This Warrant (the “Warrant”) certifies that, for value received, TEAO TECHNOLOGY CO., LIMITED and/or such entity that such person may designate in accordance with the Share Subscription and Warrant Purchase Agreement

(as defined below) shall collectively be referred to as the “Holder”) is entitled to purchase 190,476,190 ordinary shares, with par value US$0.00001 per share (“Ordinary Shares”) of Mercurity Fintech Holding Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), on the terms set forth herein. This Warrant is issued pursuant to a Share Subscription and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of September 2, 2021 and entered into among the Company, the Holder and certain other parties thereto. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby grants the Holder the right to purchase from the Company up to 190,476,190 Ordinary Shares of the Company (the “Warrant Shares”) at the Exercise Price (as defined below), subject to adjustment and change as provided herein.

2.Exercise.

(a)Exercise Price. Unless otherwise mutually agreed by the Holder and the Company, and subject to adjustment and change as provided herein, the per share purchase price for the Warrant Shares shall be US$ 0.00875 per Ordinary Share (the “Exercise Price”). Notwithstanding any adjustment made in accordance with this Warrant or anything to the contrary in this Warrant, the aggregate Exercise Price shall in no event be less than the aggregate par value of the Warrant Shares at the time of exercise (the “Minimum Consideration”).

(b)Exercise Period. Unless otherwise agreed by the Holder and the Company, this Warrant is exercisable, in whole but not in part, by the Holder for a period of one year (the “Exercise Period”) commencing on the first date on which the price of each Ordinary Share is equal to (i) 150% of the Per Share Price at any time after the expiration of the Lock-up Period, or (ii) 200% of the Per Share Price for five (5) consecutive Trading Days, with the price of each Ordinary Share calculated based on the closing sale price of the ADSs as reported by Nasdaq (after adjusting for the 360 Ordinary Shares to 1 ADS ratio and any subdivision, split, stock dividend, combination, reclassification or similar event with respect to the Ordinary Shares after the date of this Warrant). For the purpose of this Warrant, “Trading Day” shall mean a day on which trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq or, if the ADSs (or such other security) are not then listed on the Nasdaq, on other principal U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on other principal market on which the ADSs (or such other security) are then traded; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(c)Form of Payment. Subject to Section 2(a), the aggregate Exercise Price for the Warrant Shares may be settled no later than the close of business on the fifth (5th) Business Day following the receipt of the Notice of Exercise (as defined below) by the Company from the Holder, by (i) wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, (ii) transfer of Bitcoin from the Holder’s digital wallet into the digital wallet designated in writing by the Company, or (iii) transfer of a combination of U.S. dollars, Bitcoin, in each case, at the election of the Company determined no later than the close of business on the third (3rd) Business Day following receipt of the Notice of Exercise by the Company. In the event of payment by transfer of Bitcoin, the number of Bitcoin payable shall be computed using the average of the closing trading prices for Bitcoin published by CoinMarketCap for each of the 31 days ending on (and including) the second (2nd) Business Day following receipt of the Notice of Exercise by the Company.

(d)Issuance of Certificates; Acknowledgement. The exercise of this Warrant shall be effected by the delivery of this Warrant, together with a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A, to the Company (the “Notice of Exercise”) and the payment of the Exercise price in accordance with Section 2(c). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date the aggregate Exercise Price for the Warrant Shares is paid to the Company. The Company shall deliver to the Holder within five (5) Business Days after its receipt of the executed Notice of Exercise: (i) a duly executed share certificate representing the Warrant Shares, and (ii) a certified true copy of the updated register of members of the Company reflecting the

Holder’s ownership of the Warrant Shares, provided, however, that the aggregate Exercise Price shall be paid in accordance with Section 2(c).

3.Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and after payment of the aggregate Exercise Price in accordance with Section 2(c), be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except as provided under Applicable Laws, this

Warrant and the memorandum and articles of association of the Company then in effect. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

4.Adjustment of Exercise Price and Warrant. The Exercise Price and/or Warrant shall be subject to adjustment from time to time as follows:

(a)Share Splits, Share Subdivisions, Dividends or Combinations. In the event the Company shall at any time, or from time to time, effect a split or subdivision of the outstanding Ordinary Shares, the Exercise Price of this Warrant shall be proportionally decreased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such share split or subdivision of the Ordinary Shares. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such combination of the Ordinary Shares. Any adjustment under this paragraph shall become effective at the close of business on the date the share split, subdivision or combination becomes effective.

(b)Dividends or Distributions of Shares or Other Securities or Property. In the event the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Ordinary Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) payable in (i) shares or other securities of the Company; or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Ordinary Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the shares or other securities of the Company or such other assets to which it would have been entitled upon such date as if it had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares or securities available to it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

(c)Reclassification. If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under this Warrant exist into the same or a different number of shares of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be equitably adjusted, all subject to further adjustment as provided in this Section 4.

(d)Capital Reorganization, Merger or Consolidation. In case of any reorganization of the share capital of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified herein and upon payment in accordance with Section 2(c), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this

Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers of the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(e)Notice of Adjustment. The Company shall promptly give the Holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.Transfers of Warrant. This Warrant and all rights and obligations hereunder may not be transferred or assigned in whole or in part by the Holder (subject to compliance with the Securities Act, other applicable securities laws and constitutional documents of the Company) without the prior written consent of the Company.

6.Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

7.Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

8.Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

9.Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the Company or Holder, as applicable, given in accordance with this Section 9). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre- paying and sending by next-day or second-day service through an internationally- recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Mercurity Fintech Holding Inc.

Address:Yiquanhui, 35 Shangdi East Road, Haidian, Beijing, Email:xingyangao@mercurity.com

Attention:Xingyan Gao

If notice to the Holder:

Address:Liutang Yangguang Garden, Baoan District, Shenzhen, China

Email:sllsw123@gmail.com

Attention:Shanwu Li

10.Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

11.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Cayman Islands without giving effect to any choice or conflict of law provision or rule thereof.

12.Dispute Resolution.

(a)Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall first be attempted to be resolved through consultation between the Company and the Holder in good faith. Such resolution may include agreeing upon a proposed plan specifying the steps to be taken, and the time period for taking such steps. The Company and the Holder agree that all discussions contemplated under this Section 13 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangement contemplated under this Warrant. Notwithstanding any other provision contained herein, either the Company or the Holder shall have the right in its sole discretion to seek emergency and/or interim measures at any time after the posting of a request for consultation.

(b)If the Dispute remains unresolved, either the Company or the Holder in its sole discretion may elect to submit the Dispute to be finally settled by arbitration with notice to the other party. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The arbitration tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English. The seat of the arbitration shall be Hong Kong. The decision of the arbitrators (by rule of majority) shall be final and binding on the Company and the Holder.

13.Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive; (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (ii) unless otherwise provided for, all references in this Warrant todesignated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

14.No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

15.Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

16.Severability. If one or more provisions of this Warrant are held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.Entire Agreement. This Agreement together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director thereunto duly authorized.

COMPANY:
Mercurity Fintech Holding Inc.
By:	Zhu Wei

Name:	ZHU WEI
Title:	CO-CEO & Acting CFO

ACCEPTED BY:
TEAO TECHNOLOGY CO., LIMITED
By:	Shanwu Li

Name:	Shanwu Li
Title:	Director

Exhibit A

Warrant No.: 2

Date of Issuance: September 2, 2021 (the “Issuance Date”)

WARRANT TO PURCHASE ORDINARY SHARES

OF

MERCURITY FINTECH HOLDING INC.

This Warrant (the “Warrant”) certifies that, for value received, GUANRUI TECHNOLOGY CO., LIMITED and/or such entity that such person may designate in accordance with the Share Subscription and Warrant Purchase Agreement (as defined below) shall collectively be referred to as the “Holder”) is entitled to purchase 190,476,190 ordinary shares, with par value US$0.00001 per share (“Ordinary Shares”) of Mercurity Fintech Holding Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), on the terms set forth herein.

This Warrant is issued pursuant to a Share Subscription and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of September 2, 2021 and entered into among the Company, the Holder and certain other parties thereto. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby grants the Holder the right to purchase from the Company up to 190,476,190 Ordinary Shares of the Company (the “Warrant Shares”) at the Exercise Price (as defined below), subject to adjustment and change as provided herein.

2.Exercise.

(a)Exercise Price. Unless otherwise mutually agreed by the Holder and the Company, and subject to adjustment and change as provided herein, the per share purchase price for the Warrant Shares shall be US$ 0.00875 per Ordinary Share (the “Exercise Price”). Notwithstanding any adjustment made in accordance with this Warrant or anything to the contrary in this Warrant, the aggregate Exercise Price shall in no event be less than the aggregate par value of the Warrant Shares at the time of exercise (the “Minimum Consideration”).

(b)Exercise Period. Unless otherwise agreed by the Holder and the Company, this Warrant is exercisable, in whole but not in part, by the Holder for a period of one year (the “Exercise Period”) commencing on the first date on which the price of each Ordinary Share is equal to (i) 150% of the Per Share Price at any time after the expiration of the Lock-up Period, or (ii) 200% of the Per Share Price for five (5) consecutive Trading Days, with the price of each

Ordinary Share calculated based on the closing sale price of the ADSs as reported by Nasdaq (after adjusting for the 360 Ordinary Shares to 1 ADS ratio and any subdivision, split, stock dividend, combination, reclassification or similar event with respect to the Ordinary Shares after the date of this Warrant). For the purpose of this Warrant, “Trading Day” shall mean a day on which trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq or, if the ADSs (or such other security) are not then listed on the Nasdaq, on other principal U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on other principal market on which the ADSs (or such other security) are then traded; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(c)Form of Payment. Subject to Section 2(a), the aggregate Exercise Price for the Warrant Shares may be settled no later than the close of business on the fifth (5th) Business Day following the receipt of the Notice of Exercise (as defined below) by the Company from the Holder, by (i) wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, (ii) transfer of Bitcoin from the Holder’s digital wallet into the digital wallet designated in writing by the Company, or (iii) transfer of a combination of U.S. dollars, Bitcoin, in each case, at the election of the Company determined no later than the close of business on the third (3rd) Business Day following receipt of the Notice of Exercise by the Company. In the event of payment by transfer of Bitcoin, the number of Bitcoin payable shall be computed using the average of the closing trading prices for Bitcoin published by CoinMarketCap for each of the 31 days ending on (and including) the second (2nd) Business Day following receipt of the Notice of Exercise by the Company.

(d)Issuance of Certificates; Acknowledgement. The exercise of this Warrant shall be effected by the delivery of this Warrant, together with a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A, to the Company (the “Notice of Exercise”) and the payment of the Exercise price in accordance with Section 2(c). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date the aggregate Exercise Price for the Warrant Shares is paid to the Company. The Company shall deliver to the Holder within five (5) Business Days after its receipt of the executed Notice of Exercise: (i) a duly executed share certificate representing the Warrant Shares, and (ii) a certified true copy of the updated register of members of the Company reflecting the Holder’s ownership of the Warrant Shares, provided, however, that the aggregate Exercise Price shall be paid in accordance with Section 2(c).

3.Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and after payment of the aggregate Exercise Price in accordance with Section 2(c), be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except as provided under Applicable Laws, this Warrant and the memorandum and articles of association of the Company then in effect. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

4.Adjustment of Exercise Price and Warrant. The Exercise Price and/or Warrant shall be subject to adjustment from time to time as follows:

(a)Share Splits, Share Subdivisions, Dividends or Combinations. In the event the Company shall at any time, or from time to time, effect a split or subdivision of the outstanding Ordinary Shares, the Exercise Price of this Warrant shall be proportionally decreased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such share split or subdivision of the Ordinary Shares. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such combination of the Ordinary Shares. Any adjustment under this paragraph shall become effective at the close of business on the date the share split, subdivision or combination becomes effective.

(b)Dividends or Distributions of Shares or Other Securities or Property. In the event the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Ordinary Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) payable in (i) shares or other securities of the Company; or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Ordinary Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the shares or other securities of the Company or such other assets to which it would have been entitled upon such date as if it had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares or securities available to it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

(c)Reclassification. If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under this Warrant exist into the same or a different number of shares of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be equitably adjusted, all subject to further adjustment as provided in this Section 4.

(d)Capital Reorganization, Merger or Consolidation. In case of any reorganization of the share capital of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified herein and upon payment in accordance with Section 2(c), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers of the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(e)Notice of Adjustment. The Company shall promptly give the Holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.Transfers of Warrant. This Warrant and all rights and obligations hereunder may not be transferred or assigned in whole or in part by the Holder (subject to compliance with the Securities Act, other applicable securities laws and constitutional documents of the Company) without the prior written consent of the Company.

6.Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

7.Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

8.Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

9.Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the Company or Holder, as applicable, given in accordance with this Section 9). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre- paying and sending by next-day or second-day service through an internationally- recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Mercurity Fintech Holding Inc.

Address:Yiquanhui, 35 Shangdi East Road, Haidian, Beijing Email:xingyangao@mercurity.com

Attention:Xingyan Gao

If notice to the Holder:

Address:Haimian Gongguan Baoan District, Shenzhen, China

Email:286765363@qq.com

Attention:Shiping Peng

10.Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

11.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Cayman Islands without giving effect to any choice or conflict of law provision or rule thereof.

12.Dispute Resolution.

(a)Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall first be attempted to be resolved through consultation between the Company and the Holder in good faith. Such resolution may include agreeing upon a proposed plan specifying the steps to be taken, and the time period for taking such steps. The Company and the Holder agree that all discussions contemplated under this Section 13 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangement contemplated under this Warrant. Notwithstanding any other provision contained herein, either the Company or the Holder shall have the right in its sole discretion to seek emergency and/or interim measures at any time after the posting of a request for consultation

(b)If the Dispute remains unresolved, either the Company or the Holder in its sole discretion may elect to submit the Dispute to be finally settled by arbitration with notice to the other party. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The arbitration tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English. The seat of the arbitration shall be Hong Kong. The decision of the arbitrators (by rule of majority) shall be final and binding on the Company and the Holder.

13.Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive; (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (ii) unless otherwise provided for, all references in this Warrant todesignated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

14.No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

15.Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

16.Severability. If one or more provisions of this Warrant are held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.Entire Agreement. This Agreement together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director thereunto duly authorized.

COMPANY:
Mercurity Fintech Holding Inc.
By:	Zhu Wei

Name:	ZHU WEI
Title:	CO-CEO & Acting CFO

ACCEPTED BY:
GUANRUI TECHNOLOGY CO., LIMITED
By:	Shiping Peng

Name:	Shiping Peng
Title:	Director

Exhibit A

Warrant No.: 3

Date of Issuance: September 2, 2021 (the “Issuance Date”)

WARRANT TO PURCHASE ORDINARY SHARES

OF

MERCURITY FINTECH HOLDING INC.

This Warrant (the “Warrant”) certifies that, for value received, Xuan Ying Co., Ltd. and/or such entity that such person may designate in accordance with the Share Subscription and Warrant Purchase Agreement (as defined below) shall collectively be referred to as the “Holder”) is entitled to purchase 190,476,190 ordinary shares, with par value US$0.00001 per share (“Ordinary Shares”) of Mercurity Fintech Holding Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), on the terms set forth herein.

This Warrant is issued pursuant to a Share Subscription and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of September 2, 2021 and entered into among the Company, the Holder and certain other parties thereto. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby grants the Holder the right to purchase from the Company up to 190,476,190 Ordinary Shares of the Company (the “Warrant Shares”) at the Exercise Price (as defined below), subject to adjustment and change as provided herein.

2.Exercise.

(a)Exercise Price. Unless otherwise mutually agreed by the Holder and the Company, and subject to adjustment and change as provided herein, the per share purchase price for the Warrant Shares shall be US$ 0.00875 per Ordinary Share (the “Exercise Price”). Notwithstanding any adjustment made in accordance with this Warrant or anything to the contrary in this Warrant, the aggregate Exercise Price shall in no event be less than the aggregate par value of the Warrant Shares at the time of exercise (the “Minimum Consideration”).

(b)Exercise Period. Unless otherwise agreed by the Holder and the Company, this Warrant is exercisable, in whole but not in part, by the Holder for a period of one year (the “Exercise Period”) commencing on the first date on which the price of each Ordinary Share is equal to (i) 150% of the Per Share Price at any time after the expiration of the Lock-up Period, or (ii) 200% of the Per Share Price for five (5) consecutive Trading Days, with the price of each Ordinary Share calculated based on the closing sale price of the ADSs as reported by Nasdaq (after adjusting for the 360 Ordinary Shares to 1 ADS ratio and any subdivision, split, stock dividend, combination, reclassification or similar event with respect to the Ordinary Shares after the date of this Warrant). For the purpose of this Warrant, “Trading Day” shall mean a day on which trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq or, if the ADSs (or such other security) are not then listed on the Nasdaq, on other principal U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on other principal market on which the ADSs (or such other security) are then traded; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(c)Form of Payment. Subject to Section 2(a), the aggregate Exercise Price for the Warrant Shares may be settled no later than the close of business on the fifth (5th) Business Day following the receipt of the Notice of Exercise (as defined below) by the Company from the Holder, by (i) wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, (ii) transfer of Bitcoin from the Holder’s digital wallet into the digital wallet designated in writing by the Company, or (iii) transfer of a combination of U.S. dollars, Bitcoin, in each case, at the election of the Company determined no later than the close of business on the third (3rd) Business Day following receipt of the Notice of Exercise by the Company. In the event of payment by transfer of Bitcoin, the number of Bitcoin payable shall be computed using the average of the closing trading prices for Bitcoin published by CoinMarketCap for each of the 31 days ending on (and including) the second (2nd) Business Day following receipt of the Notice of Exercise by the Company.

(d)Issuance of Certificates; Acknowledgement. The exercise of this Warrant shall be effected by the delivery of this Warrant, together with a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A, to the Company (the “Notice of Exercise”) and the payment of the Exercise price in accordance with Section 2(c). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date the aggregate Exercise Price for the Warrant Shares is paid to the Company. The Company shall deliver to the Holder within five (5) Business Days after its receipt of the executed Notice of Exercise: (i) a duly executed share certificate representing the Warrant Shares, and (ii) a certified true copy of the updated register of members of the Company reflecting the

Holder’s ownership of the Warrant Shares, provided, however, that the aggregate Exercise Price shall be paid in accordance with Section 2(c).

3.Reservation of Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and after payment of the aggregate Exercise Price in accordance with Section 2(c), be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except as provided under Applicable Laws, this Warrant and the memorandum and articles of association of the Company then in effect. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

4.Adjustment of Exercise Price and Warrant. The Exercise Price and/or Warrant shall be subject to adjustment from time to time as follows:

(a)Share Splits, Share Subdivisions, Dividends or Combinations. In the event the Company shall at any time, or from time to time, effect a split or subdivision of the outstanding Ordinary Shares, the Exercise Price of this Warrant shall be proportionally decreased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such share split or subdivision of the Ordinary Shares. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Ordinary Shares issuable upon exercise of this Warrant (or any shares or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such combination of the Ordinary Shares. Any adjustment under this paragraph shall become effective at the close of business on the date the share split, subdivision or combination becomes effective.

(b)Dividends or Distributions of Shares or Other Securities or Property. In the event the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Ordinary Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) payable in (i) shares or other securities of the Company; or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Ordinary Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the shares or other securities of the Company or such other assets to which it would have been entitled upon such date as if it had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares or securities available to it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

(c)Reclassification. If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under this Warrant exist into the same or a different number of shares of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be equitably adjusted, all subject to further adjustment as provided in this Section 4.

(d)Capital Reorganization, Merger or Consolidation. In case of any reorganization of the share capital of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified herein and upon payment in accordance with Section 2(c), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this

Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers of the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(e)Notice of Adjustment. The Company shall promptly give the Holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.Transfers of Warrant. This Warrant and all rights and obligations hereunder may not be transferred or assigned in whole or in part by the Holder (subject to compliance with the Securities Act, other applicable securities laws and constitutional documents of the Company) without the prior written consent of the Company.

6.Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the event of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the event of any such mutilation upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

7.Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

8Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

9.Notices. Any notice required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the Company or Holder, as applicable, given in accordance with this Section 9). Where such notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally- recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as provided above.

If notice to the Company:

Mercurity Fintech Holding Inc.

Address:Yiquanhui, 35 Shangdi East Road, Haidian, Beijing, 100085

Email:xingyangao@mercurity.com

Attention:Xingyan Gao

If notice to the Holder:

Address:Longhua Street, Longhua District, Shenzhen City, China

Email:1142497379@qq.com

Attention:JIE ZHOU

10.Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

11.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Cayman Islands without giving effect to any choice or conflict of law provision or rule thereof.

12.Dispute Resolution.

a)Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall first be attempted to be resolved through consultation between the Company and the Holder in good faith. Such resolution may include agreeing upon a proposed plan specifying the steps to be taken, and the time period for taking such steps. The Company and the Holder agree that all discussions contemplated under this Section 13 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangement contemplated under this Warrant. Notwithstanding any other provision contained herein, either the Company or the Holder shall have the right in its sole discretion to seek emergency and/or interim measures at any time after the posting of a request for consultation

b)If the Dispute remains unresolved, either the Company or the Holder in its sole discretion may elect to submit the Dispute to be finally settled by arbitration with notice to the other party. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The arbitration tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English. The seat of the arbitration shall be Hong Kong. The decision of the arbitrators (by rule of majority) shall be final and binding on the Company and the Holder.

13.Interpretation. For all purposes of this Warrant, except as otherwise expressly provided, (i) the term “or” is not exclusive; (ii) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (ii) unless otherwise provided for, all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (vi) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

14.No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of any party or its counsel.

15.Counterparts. This Warrant may be executed in two or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

16.Severability. If one or more provisions of this Warrant are held to be unenforceable under any applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.Entire Agreement. This Agreement together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director thereunto duly authorized.

COMPANY:
Mercurity Fintech Holding Inc.
By:	Zhu Wei

Name:	ZHU WEI
Title:	CO-CEO & Acting CFO

ACCEPTED BY:
Xuan Ying Co., Ltd
By:	Jie Zhou

Name:	Jie Zhou
Title:	Director